Exhibit 99.3

Medovex Corporation Conducts Successful Cadaver Lab at NASS 2016

ATLANTA, GA--(Marketwired – November 3, 2016) - Medovex Corp. (NASDAQ: MDVX), a developer of medical technology products, today announced that the Company held a successful cadaver lab during NASS 2016.

Thousands of spine clinicians gathered at the Boston Convention and Exhibition center for the Annual North American Spine Society in Boston, MA from October 26th to 28th, 2016. The conference and exhibition provided a perfect setting for an outstanding agenda with specialty surgical labs to highlight the innovative DenerveX™ System, a minimally invasive surgical (MIS) procedure pioneered by Medovex. The DenerveX System was built around the combination of denervation and capsulectomy with reproducible results, a potential paradigm shift in the treatment of Facet Joint pain.

As part of the product exhibition, Medovex held a successful cadaver lab lead by their medical advisory board members Martin Deeg, MD from Stuttgart, Germany, Vik Kapoor, MD from Manchester, England, as well as Gabriel Davila, MD from Columbia, Latin America, highlighting its innovative DenerveX System. Thirty spine surgeons from Europe and Latin America attended the lab and experienced and used the DenerveX System. The DenerveX treatment modality, uses Rotablation™ technology, high heat and rotational capsular tissue shaving, in a minimally invasive posterior capsulectomy procedure.

Medovex’s presence at NASS is an extension of the Company’s continued investment in its strategic expansion throughout the Europe, Middle East and Africa (EMEA) market and other important markets throughout the World. NASS experienced strong growth regarding members, activities and participants at annual meetings and participants from all over the world.

Manfred Sablowski, Senior Vice President of Global Sales & Marketing for Medovex said, “Events such as NASS are important to our worldwide expansion efforts and represent the ideal venue to leverage our future market development taking our well planned strategy across the entire EMEA region. Medovex is well-positioned to drive customer adoption of our new innovative DenerveX™ System across Europe.”

Sablowski continued, “Opportunities like the cadaver lab at NASS are important milestones for Medovex, as well as a key inflection point for our Company’s strategy to grow our business in EMEA. Importantly, it provides potential future customers the opportunity to experience firsthand the easy to use DenerveX System”.

The DenerveX System consists of the DenerveX device, a single use medical device and the DenerveX Pro-40 Power Generator, both designed to be less invasive with faster recovery time than current surgical treatment options. It consists of two procedures combined into one device and is expected to provide for a longer lasting treatment solution while offering potential savings to the health care system. DenerveX is not yet commercially available.

DenerveX system is not yet CE marked or FDA cleared and is not yet commercially available.

About Medovex

Medovex was formed to acquire and develop a diversified portfolio of potentially ground breaking medical technology products. Criteria for selection include those products with potential for significant improvement in the quality of patient care combined with cost effectiveness. The Company's first pipeline product, the DenerveX device, is intended to provide long lasting relief from pain associated with facet joint syndrome at significantly less cost than currently available options. To learn more about Medovex Corp., visit www.medovex.com

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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CONTACT INFORMATION

Medovex Corp.
Jason Assad
470-505-9905
jassad@medovex.com